                                                               EXHIBIT 99.(a)(2)


                   STATE STREET INSTITUTIONAL INVESTMENT TRUST

              AMENDMENT NO. 1 TO AGREEMENT AND DECLARATION OF TRUST


         AMENDMENT NO. 1 to the Agreement and Declaration of Trust of State Street Institutional Investment Trust (the "Trust"), dated February 16, 2000 (the "Agreement"), made at Boston, Massachusetts this 14th day of February 2002.

         WHEREAS, the Trustees desire to establish and designate two new Series of Shares called "State Street Money Market Fund" and "State Street U.S. Government Money Market Fund," and

         WHEREAS, Section 5 of Article III of the Agreement provides that the establishment and designation of any Series of Shares in addition to the Series established and designated in Section 6 of Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to the Agreement, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument;

         NOW, THEREFORE, the undersigned Trustees hereby amend the Agreement as follows:

         The first paragraph of Section 6 of Article III of the Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted therefor:

                  Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series of Shares be, and hereby are, established and designated as Multi-Class Series:

          Name of Series                              Effective Date:
          --------------                              ---------------
          State Street Equity 500 Index Fund          February 28, 2000
          State Street Equity 400 Index Fund          February 28, 2000
          State Street Equity 2000 Index Fund         February 28, 2000
          State Street MSCI EAFE Index Fund           February 28, 2000
          State Street Aggregate Bond Index Fund      February 28, 2000
          State Street Money Market Fund              February 14, 2002
          State Street U.S. Government
          Money Market Fund                           February 14, 2002

         IN WITNESS WHEREOF, the undersigned hereunto have set their hands in the City of Boston, Commonwealth of Massachusetts, as of the 14th day of February 2002.


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William L. Boyan                                  Rina K. Spence


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Michael F. Holland                                Douglas T. Williams